Exhibit 99.2

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FIRST QUARTER RESULTS

Houston, TX — May 3, 2011 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced a net loss of $5,170,000, or $0.14 per diluted share, for the quarter ended March 31, 2011, as compared to net income of $1,927,000, or $0.05 per diluted share, in the first quarter of 2010.  The Company reported revenues of $282,059,000 in the current quarter.  On a same-store basis, the Company reported revenue of $241,240,000, as compared to $236,475,000 in 2010.  The Company also reported negative free cash flow of $21,179,000 in the current quarter, as compared to negative free cash flow of $12,580,000 in the first quarter of 2010.  Backlog as of March 31, 2011 was $619,482,000 compared to $617,898,000 as of December 31, 2010.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “Seasonally low activity levels and the continued effects of a deep construction recession combined to produce our first quarterly operating loss in eight years.  The loss was caused by generally weak results at most of our locations and by specific job write-downs at our South Alabama operation, which was recently consolidated into a successful neighboring operation in the Florida Panhandle.  As in past years, first quarter cash flow was negative, but we expect that cash flow will improve in future quarters.  Backlog remained at overall solid levels this quarter.”

Bill Murdy concluded, “Despite the weak start, we expect to be profitable and achieve positive free cash flow in 2011.  Although market conditions remain difficult, especially in new construction, we believe that we remain well-positioned to capitalize on opportunities when construction markets improve.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Wednesday, May 4, 2011 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-680-0890 and enter 24812045 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PXJE3DWMK.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Wednesday, May 11, 2011 by calling 1-888-286-8010 with the conference passcode of 11069608, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 84 locations in 70 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of future events of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability, national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, our backlog failing to translate into actual revenue or profits, difficulty in obtaining or increased costs associated with bonding and insurance, impairment to goodwill, errors in our percentage-of-completion method of accounting, the result of competition in our markets, our decentralized management structure, shortages of labor and specialty building materials, retention of key management, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission.  A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  These forward-looking statements speak only as of the date of this filing. Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2011 and 2010

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2011	%	2010	%
Revenues	$282,059	100.0%	$236,475	100.0%
Cost of services	247,850	87.9%	196,967	83.3%
Gross profit	34,209	12.1%	39,508	16.7%

SG&A	42,622	15.1%	37,409	15.8%
Gain on sale of assets	(85)	––	(5)	––
Operating income (loss)	(8,328)	(3.0)%	2,104	0.9%

Interest expense, net	(461)	(0.2)%	(221)	(0.1)%
Other income (expense), net	(80)	––	12	––
Income (loss) before income taxes	(8,869)	(3.1)%	1,895	0.8%
Income tax (benefit) expense	(3,699)		730
Income (loss) from continuing operations	(5,170)	(1.8)%	1,165	0.5%

Gain on disposition of discontinued operation, including income tax benefit of $–– and $29	––		762

Net income (loss)	$(5,170)	(1.8)%	$1,927	0.8%

Income (loss) per share:
Basic-
Income (loss) from continuing operations	$(0.14)		$0.03
Gain on disposition of discontinued operation	––		0.02
Net income (loss)	$(0.14)		$0.05

Diluted -
Income (loss) from continuing operations	$(0.14)		$0.03
Gain on disposition of discontinued operation	––		0.02
Net income (loss)	$(0.14)		$0.05

Shares used in computing income (loss) per share:
Basic	37,537		37,533
Diluted	37,537		37,819

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information –– Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended March 31,
	2011	%	2010	%
Net income (loss)	$(5,170)		$1,927
Discontinued operation	––		(762)
Income taxes	(3,699)		730
Other (income) expense, net	80		(12)
Interest expense, net	461		221
Gain on sale of assets	(85)		(5)
Depreciation and amortization	4,819		3,636
Adjusted EBITDA	$(3,594)	(1.3)%	$5,735	2.4%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income (loss), excluding discontinued operation, income taxes, other (income) expense, interest expense, net, gain on  sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2011	December 31, 2010
	(unaudited)
Cash and cash equivalents	$63,636	$86,346
Accounts receivable, net	232,825	233,893
Costs and estimated earnings in excess of billings	25,699	26,648
Other current assets	56,522	56,061
Total current assets	378,682	402,948
Property and equipment, net	42,657	43,620
Goodwill	149,090	147,818
Identifiable intangible assets, net	39,088	39,616
Other noncurrent assets	6,758	6,018
Total assets	$616,275	$640,020

Current maturities of long-term debt	$300	$300
Current maturities of notes to former owners	2,017	967
Accounts payable	88,581	101,134
Billings in excess of costs and estimated earnings	62,466	63,422
Other current liabilities	98,650	102,387
Total current liabilities	252,014	268,210
Long-term debt, net of current maturities	2,700	2,700
Notes to former owners, net of current maturities	24,919	25,969
Other long-term liabilities	29,575	30,357
Total liabilities	309,208	327,236
Total stockholders’ equity	307,067	312,784
Total liabilities and stockholders’ equity	$616,275	$640,020

Selected Cash Flow Data (in thousands):

	Three Months Ended March 31,
	(unaudited)
	2011	2010
Cash used in:
Operating activities	$(19,066)	$(11,461)
Investing activities	$(1,874)	$(2,554)
Financing activities	$(1,770)	$(4,065)

Free cash flow:
Cash used in operating activities	$(19,066)	$(11,461)
Purchases of property and equipment	(2,360)	(1,222)
Proceeds from sales of property and equipment	247	103

Free cash flow	$(21,179)	$(12,580)

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.